Exhibit 10.3

EIGHTH AMENDMENT TO THE
STERLING CHEMICALS, INC.
AMENDED AND RESTATED
HOURLY PAID EMPLOYEES’ PENSION PLAN

WITNESSETH:

     WHEREAS, Sterling Chemicals, Inc. (the “Employer”) presently maintains the Sterling Chemicals, Inc. Amended and Restated Hourly Paid Employees’ Pension Plan, effective as of May 1, 1996 (the “Plan”); and

     WHEREAS, the Employer, pursuant to Section 15.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, the Plan is hereby amended in the following manner:

     1. Effective as of the date of the execution hereof, Section 2.1 of the Plan is hereby amended to add the following paragraph to read as follows:

     Notwithstanding anything in the Plan to the contrary, no employees hired by an Employer on or after June 1, 2004 shall participate in the Plan. Additionally, notwithstanding anything in the Plan to the contrary, other than to the extent that it would violate the break-in-service rules under Section 410(a)(5) of the Code or Section 202(b) of ERISA, no employees rehired by an Employer on or after June 1, 2004 shall participate or accrue a benefit in the Plan with respect to service performed on or after June 1, 2004.

     2. Effective as of the date of adoption of this amendment, Section 4.4 is hereby amended by adding the following paragraph to read as follows:

     Notwithstanding anything is this Section 4.4 to the contrary, for purposes of determining whether to apply the reduction to a participant’s Monthly Retirement Income as provided for in the previous paragraph, the reduction shall not apply if the following are satisfied: (i) the employee terminated employment with an Employer as a result of a Layoff of a group of participants between June 1, 2004 and May 1, 2005; (ii) the employee had attained age 54 but had not attained age 55 on or before May 1, 2004; and (iii) the sum of the employee’s age and Years of Vesting Service would equal or exceed 80 as of May 1, 2005 if such employee had not terminated employment with an Employer as a result of a Layoff of a group of participants.

     IN WITNESS WHEREOF, the Employer has executed this Eighth Amendment to the Sterling Chemicals, Inc. Amended and Restated Hourly Paid Employees’ Pension Plan on the    day of    , 2004.

STERLING CHEMICALS, INC.

By:

Name:

Title: